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FOR IMMEDIATE RELEASE

China Water & Drinks Signs Agreement for Private Placement of $50 Million of Convertible Notes

Shenzhen, China - January 25, 2008 -China Water and Drinks, Inc. (OTCBB: CWDK) (“China Water and Drinks” or “the Company”), a leading producer and distributor of bottled water in the People's Republic of China, today announced it has signed an agreement to raise $50 million through a private placement of convertible notes. Investors included Goldman Sachs, Liberty Harbor Master Fund I, L.P., The Pinnacle Fund, L.P. and Pinnacle China Fund, L.P., among others. The net proceeds will be used for acquisitions.

“We are extremely pleased with the successful raise of $50 million,” commented Mr. Xinghua Chen, Chief Executive Officer of China Water & Drinks. “We believe there is a tremendous opportunity for us to expand our market penetration as Chinese consumers are increasingly choosing bottled water as their preferred choice of beverage.”

The convertible notes will bear an interest rate of 5.0% per annum, payable quarterly in arrears beginning March 31, 2008. The note will initially be convertible into shares of China and Drinks’ common stock at a conversion price of $4.25 per share. For more detailed information on the financing referred to in this release, reference is made to the Company’s Form 8-K filing with the Securities and Exchange Commission and related Exhibits thereto.

The convertible notes issued in the private placement have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States except pursuant to an effective registration statement filed with the Securities and Exchange Commission or pursuant to an applicable exemption from the relevant registration requirements. The Company has agreed to file a registration statement with the SEC for the resale of the convertible notes sold in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About China Water & Drinks, Inc.

China Water & Drinks, Inc. is a leading producer and distributor of bottled water in China. Through its production facilities in Guangzhou, Zhanjiang, Feixian, Changchun, Nanning and Shenyang, the Company produces and distributes bottled water to eleven provinces in China. The Company markets its own product under the brand 'Darcunk', supplies purified water to both local and international beverage brands such as Coca-Cola and Uni-President and provides private label bottled water for companies such as Sands Casino, Macau.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains certain "forward-looking statements," as defined in the United States Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate and the actual results and future events could differ materially from management's current expectations. Such factors include, but are not limited to the Company's ability to complete product orders, coordinate product design with its customers, ability to expand and grow its distribution channels, political and economic factors in the People's Republic of China, the Company's ability to find attractive acquisition candidates, dependence on a limited number of larger customers and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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